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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-49949 and 333-65210) and Form S-8 (No.'s 33-87916, 33-88506,
33-88508, 33-88510, 333-08939, 333-31793, 333-52255, 333-71075, 333-75569,
333-78703, 333-78705, 333-82597, 333-84597, 333-85475, 333-90299, 333-92487,
333-45024 and 333-56560) of RSA Security Inc. of our report dated July 13,
2001, with respect to the consolidated financial statements of Securant Technologies, Inc. for the year ended December 31, 2000 that are included in this Form 8-K/A.


                                          /s/ Ernst & Young LLP
                                          ----------------------------

Palo Alto, California
October 12, 2001